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                                                                       EXHIBIT 3

                             CUSIP NO. 629121 10 4

                           AGREEMENT OF JOINT FILING

     The undersigned, C. L. Watson, in his individual capacity and in his capacity as the trustee of the Charles L. Watson Grantor Retained Annuity Trust, Kim R. Watson Grantor Retained Annuity Trust, Keri M. Watson Trust, Brian J. Watson Trust and Carly R. Watson Trust, hereby agrees and consents to the filing of a single statement on Schedule 13D and any amendments thereto, in accordance with the provisions of Reg. (S) 240.13d-1(f)(iii) adopted under the Securities Exchange Act of 1934, as amended.



Dated: March 31, 1997.              By:   /s/ C. L. WATSON
                                        -----------------------
                                    Name: C. L. Watson


                                    CHARLES L. WATSON GRANTOR
                                         RETAINED ANNUITY TRUST

                                    KIM R. WATSON GRANTOR
                                         RETAINED ANNUITY TRUST

                                    KERI M. WATSON TRUST

                                    BRIAN J. WATSON TRUST

                                    CARLY R. WATSON TRUST



                                    By:   /s/ C. L. WATSON
                                        -----------------------
                                    Name:  C. L. Watson
                                    Title: Trustee